Exhibit 1.01

Conflict Minerals Report

ABB Ltd

For the year ended December 31, 2014

This Conflict Minerals Report (CMR) of ABB Ltd for the calendar year 2014 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1” or the “Rule”). The Rule was adopted by the United States Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of such products. Conflict minerals are defined as cassiterite, columbite-tantalite, wolframite, gold, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“necessary conflict minerals” or “3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that their necessary conflict minerals originated from sources other than the Democratic Republic of the Congo (DRC) or an adjoining country(1) (collectively the “covered countries”), or are from recycled or scrap sources, they must submit a Form SD which describes their determination and the Reasonable Country of Origin Inquiry (RCOI) performed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the covered countries and are not from recycled or scrap sources, or if they are unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must submit a CMR annually to the SEC that includes a description of those due diligence measures.

Numerous terms in this report are defined in Rule 13p-1 and Form SD and the reader is invited to refer to those sources. The report presented herein is not audited. The content of any Web site referred to in this report is included for general information only and is not incorporated by reference in this Report.

Section 1: Due diligence framework

In accordance with Rule 13p-1, we undertook due diligence efforts, including the RCOI described in Form SD, to determine whether the 3TG in our products originated from sources (e.g. suppliers, smelters, refiners, mines) that did not or do not directly or indirectly finance or benefit armed groups in the covered countries. We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework set forth in the Organisation for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) (the OECD Framework) and related supplements for tin, tantalum, tungsten and gold.

Section 2: Due diligence measures undertaken

Our due diligence measures to identify the sources of 3TG contained in our products commenced in 2013. Our due diligence efforts for 2014 focused on maintaining the company-wide measures previously introduced while

(1)  The Democratic Republic of the Congo and its adjoining countries (Angola, Burundi, Republic of the Congo, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda, or Zambia).

expanding and enhancing our measures. Since commencing our due diligence efforts, we have taken the following five steps, consistent with the OECD Framework:

Step 1: Establish company management systems

We undertook the following measures to establish company management systems per Step 1 of the OECD Framework:

•                     maintained a cross-functional conflict minerals team, including representatives from supply chain, legal, technology, and finance, as well as from each of our five operating divisions, to direct the execution of our conflict minerals compliance program.

•                     maintained and updated our “ABB Policy on Conflict Minerals” with respect to the sourcing of 3TG and published this policy online at www.abb.com/conflict-minerals

•                     updated our “Supplier Code of Conduct” to require our suppliers to implement a policy regarding conflict minerals, to exercise due diligence to investigate the source of these minerals, and to respond in a timely manner to ABB’s requests for evidence of their compliance with these requirements.

•                     updated our “ABB General Terms and Conditions for Purchase of Goods” to require our suppliers to provide requested information regarding the use of 3TG in their products supplied to ABB. In addition (as described on our Web site), these updated terms and conditions require our suppliers to:

•             work towards ensuring that they do not have 3TG sourced from conflict mines in products supplied to ABB,

•             comply with the ABB Supplier Code of Conduct, including newly-updated sections relating to conflict minerals compliance,

•             take the necessary steps to demonstrate that any 3TG contained in the products supplied to ABB do not originate from mines that support or fund conflict within the covered countries, and

•             extend their search further down their supply chain, if necessary, to determine the source of specified minerals.

•                     clarified that our company-wide integrity reporting channels, such as the ABB Business Ethics Hotline, are available for the reporting of any violations of our Supplier Code of Conduct by our suppliers, including requirements related to conflict minerals. The hotline is maintained by an independent third party and can be used by ABB employees as well as parties outside ABB.

•                     invited suppliers involved in the RCOI, to take an ABB-specific web-based training course on conflict minerals that covered the highlights of the relevant law and the importance of ethical sourcing to the industry.

•                     developed ABB-specific web-based training courses customized for various ABB employee groups (management, buyers, engineering, research and development, product sales and other).

Step 2: Identify and assess risks in the supply chain

To identify risks in the supply chain, we

•                 performed procedures to identify direct suppliers of materials which had a high likelihood of supplying products containing 3TG to us. Suppliers were determined based on MDF codes which identify the types of products purchased by ABB from each supplier.

•                 surveyed selected direct suppliers, based on the EICC/GeSI Conflict Minerals Reporting Template, as part of the RCOI described in Form SD.

•                 utilized a dedicated team, responsible for reviewing supplier surveys and assessing “red flags” (as described in the OECD Framework). We engaged a specialist outsource provider (the “Outsource Provider”) to send and receive supplier surveys, follow up on non-responses, summarize survey results, and to provide the list of red flags to ABB for additional follow-up.

•                 asked the selected suppliers to gather information about smelters/refiners in their supply chain and provide us with the names of smelters/refiners processing 3TG for those suppliers. Although the suppliers who responded to our survery were able to provide us with a list of the original smelters/refiners used to process 3TG contained in their products, many of our suppliers were unable to identify and represent which smelter/refiner was specifically used for 3TG in the products or materials supplied to ABB. To further assist in our supplier risk assessment, the names of the reported smelters/refiners were compared against a list received from the CFSI of known smelters/refiners, including their conflict status. The list of smelters/refiners we have identified to be processing or refining amounts of 3TG in our products is included below under Annex 1 to this CMR.

Step 3: Design and implement a strategy to respond to identified risks

Where suppliers did not respond to the initial survey request, the Outsource Provider made additional follow-up inquiries with the suppliers. The Outsource Provider also followed up on incomplete or inconsistent supplier responses, requesting additional information or clarification. In most cases it was necessary to involve ABB personnel, especially product buyers, to work with suppliers to try to resolve insufficient responses.

For identified red flags, including insufficient responses, we have determined the appropriate corrective action plan to be implemented. Ultimately, this could include the discontinuation of sourcing from a supplier. Our red flag review process reflects guidance from the EICC/GeSI Conflict Minerals Reporting Template and the OECD Framework.

A management reporting dashboard was prepared regularly which summarized the content of survey responses and the status of our risk assessment process. The dashboard summarized the status of supplier responses, the types of red flags identified and any corrective action required.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

We are a downstream consumer of 3TG. Generally, we do not purchase raw minerals or ores, and are several steps removed from smelters/refiners within our supply chain. Therefore, we do not perform direct audits of those smelters/refiners. However, we do support the EICC and GeSI’s Conflict-Free Sourcing Initiative which is a measure contemplated by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which our company’s systems (described in Step 1 above) are based. The data on which we relied for certain statements in this CMR was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for member ASEA.

Step 5: Report annually on supply chain due diligence

This report and the associated Form SD are available online at www.abb.com/investorrelations under “Financial results and presentations”, “Quarterly results and annual reports”, “2014”, “SEC Filings”.

Section 3: Results of due diligence

Our supplier responses identified 311 smelters/refiners as being the source of 3TG in their products. The complete list of identified smelters/refiners is included in Annex I of this CMR. However, the suppliers only provided the country of origin of the 3TG in a limited number of cases. We obtained further sourcing information through our membership in the CFSI which allows us access to the names of the countries of origin for 3TG processed by certain smelters/refiners.

Identified smelters/refiners

	Total identified	Known to be sourcing from covered countries
Tantalum	42	15
Tin	108	2
Tungsten	34	3
Gold	127	—
Total	311	20

All of the identified smelters/refiners known to be sourcing from the covered countries are designated as conflict-free by the CFSI as they are currently in compliance with the relevant conflict-free smelter program assessment protocols issued by the CFSI.

We have not been able to determine the conflict status for all smelters/refiners used in our supply chain. However, we have not identified any smelters/refiners in our supply chain which are known to be sourcing 3TG that directly or indirectly finances or benefits armed groups in the covered countries.

As allowed by the Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, issued by the SEC on April 29, 2014, ABB has not described its products as “DRC conflict free”, “having not been found to be ‘DRC conflict free’” or “DRC conflict undeterminable”.

Section 4: Continuous improvement efforts to mitigate risk

During 2014, we continued to make progress in engaging our suppliers and obtaining information from them as to the country of origin of 3TG.

During 2015, we plan to take the following steps as part of our due diligence program:

•                  continue to include a conflict minerals clause in new or renewed supplier contracts that requires suppliers to provide us with necessary 3TG sourcing information,

•                  increase the number of suppliers who have taken our conflict minerals training to increase the supplier survey response rate and improve the quality of their responses,

•                  increase our participation in the Conflict-Free Sourcing Initiative and provide assistance to increase the number of smelters/refiners participating in the conflict-free smelter program,

•                  continue to follow the OECD due diligence guidance and be involved in relevant trade associations to define and improve best practices and encourage responsible sourcing of 3TG,

•                  invest in additional supply chain information systems to enhance our abilities to track conflict minerals in our products,

•                  expand the number of suppliers surveyed to increase the coverage of our supplier spend on necessary conflict minerals for the 2015 compliance period,

•                  engage key suppliers to improve the quality of the their survey responses and to help them better understand the importance of this initiative to ABB,

•                  increase the resources assigned to the supplier survey process to increase the response rate and to improve the quality and completeness of responses.

Section 5: Independent audit

As ABB has not elected to describe any of its products as “DRC conflict free”, this CMR does not require an independent private sector audit.

Annex I  - List of Smelters/Refiners

Metal	Name	Country
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Brazil
Gold	Umicore Brasil Ltda*	Brazil
Gold	CCR Refinery — Glencore Canada Corporation*	Canada
Gold	Johnson Matthey Ltd*	Canada
Gold	Royal Canadian Mint*	Canada
Gold	Acade Noble Metal (Zhao Yuan) Corporation	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Dong’guan Dong wu Violent-toxic Chemical Products Co., Ltd.	China
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	China
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Gong An Ju	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jiangxi Copper Company Limited	China
Gold	Jin Jinyin refining company limited	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Realized the enterprise co. ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	China
Gold	Shenzhen fujun material technology co.,ltd	China
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd*	China
Gold	Sino-Platinum Metals Co.,Ltd	China
Gold	Tai zhou chang san Jiao electron Co.,Ltd	China
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd*	China
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co. Ltd*	China
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Aurubis AG*	Germany
Gold	Bauer Walser AG	Germany

Metal	Name	Country
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Doduco	Germany
Gold	Feinhütte Halsbrücke GmbH	Germany
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Heraeus Ltd. Hong Kong*	Hong Kong
Gold	Metalor Technologies (Hong Kong) Ltd*	Hong Kong
Gold	MMTC-PAMP India Pvt. Ltd*	India
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	Chimet S.p.A.*	Italy
Gold	FAGGI ENRICO SPA	Italy
Gold	Aida Chemical Industries Co. Ltd.*	Japan
Gold	Asahi Pretec Corporation*	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Chugai Mining	Japan
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Japan Mint*	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kojima Chemicals Co., Ltd*	Japan
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Morigin Company	Japan
Gold	Nihon Material Co. LTD*	Japan
Gold	Ohura Precious Metal Industry Co., Ltd*	Japan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	Tokuriki Honten Co., Ltd*	Japan
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.*	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Kazzinc Ltd*	Kazakhstan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Caridad	Mexico
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V *	Mexico
Gold	Schone Edelmetaal*	Netherlands
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	L’ azurde Company For Jewelry*	Saudi Arabia

Metal	Name	Country
Gold	Metalor Technologies (Singapore) Pte. Ltd.*	Singapore
Gold	Rand Refinery (Pty) Ltd*	South Africa
Gold	Daejin Indus Co. Ltd	South Korea
Gold	Do Sung Corporation	South Korea
Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Korea Metal Co. Ltd	South Korea
Gold	LS-NIKKO Copper Inc.*	South Korea
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	South Korea
Gold	Torecom	South Korea
Gold	SEMPSA Joyería Platería SA*	Spain
Gold	Boliden AB*	Sweden
Gold	Argor-Heraeus SA*	Switzerland
Gold	Cendres + Métaux SA	Switzerland
Gold	Metalor Technologies SA*	Switzerland
Gold	PAMP SA*	Switzerland
Gold	PX Précinox SA*	Switzerland
Gold	Valcambi SA*	Switzerland
Gold	Hon Shen Co. Ltd	Taiwan
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	Turkey
Gold	Istanbul Gold Refinery*	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey
Gold	Advanced Chemical Company	United States
Gold	Johnson Matthey Inc*	United States
Gold	Kennecott Utah Copper LLC*	United States
Gold	Materion*	United States
Gold	Metalor USA Refining Corporation*	United States
Gold	Ohio Precious Metals, LLC*	United States
Gold	Sabin Metal Corp.	United States
Gold	So Accurate Group, Inc.	United States
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tantalum	Plansee SE Liezen*	Austria
Tantalum	Plansee SE Reutte*	Austria
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Mineração Taboca S.A.*	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	China Shenzhen Morgan Sputtering Targets & Technology Co.,Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	Duoluoshan*	China
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD*	China

Metal	Name	Country
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	King-Tan Tantalum Industry Ltd*	China
Tantalum	Nantong Tongjie Electrical Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	RFH Tantalum Smeltry Co., Ltd*	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*	China
Tantalum	Zhuzhou Cement Carbide*	China
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	India
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Taki Chemicals*	Japan
Tantalum	Ulba*	Kazakhstan
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	Exotech Inc.*	United States
Tantalum	Global Advanced Metals Aizu*	United States
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	H.C. Starck Inc.*	United States
Tantalum	Hi-Temp Specialty Metals, Inc.*	United States
Tantalum	KEMET Blue Powder*	United States
Tantalum	QuantumClean*	United States
Tantalum	Telex*	United States
Tin	EM Vinto*	Bolivia
Tin	Operaciones Metalurgical S.A.*	Bolivia
Tin	Best Metais	Brazil
Tin	Cooper Santa*	Brazil
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Magnu’s Minerais Metais e Ligas LTDA*	Brazil
Tin	Melt Metais e Ligas S/A*	Brazil
Tin	Mineração Taboca S.A.*	Brazil
Tin	Soft Metais, Ltda.	Brazil
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin	China Huaxi Group Nandan	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	GEJIU GOLD SMELTER MINERALS CO.,LTD	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	China

Metal	Name	Country
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Zi-Li	China
Tin	GUANG XI HUA XI CORP	China
Tin	Guangxi Huaxi Group	China
Tin	High-Power Surface Technology	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	JU TAI INDUSTRIAL CO.,LTD.	China
Tin	Kewei Tin Co.,ltd	China
Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Mits-Tec (Shanghai) Co. Ltd.	China
Tin	Nancang Metal Material Co.,Ltd	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	China
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Tin	Shenzhen keaixin Technology	China
Tin	Shenzhen Yi Cheng Industrial	China
Tin	Sun Surface Technology Co Ltd	China
Tin	Suzhou Co. Ltd.	China
Tin	Taicang City Nancang Metal Material Co.,Ltd	China
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	Wuxi Lantronic Electronic Co Ltd	China
Tin	WUXI YUNXI SANYE SOLDER FACTORY	China
Tin	Yifeng Tin	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan GeJiu Jin Ye Mineral Co.,Ltd	China
Tin	Yunnan Tin Company, Ltd.*	China
Tin	Zhangzhou Xiangcheng Hongyu Building	China
Tin	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL	China
Tin	ZhongShi	China
Tin	Zhuhai Horyison Solder Co.,Ltd	China
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Westfalenzinn	Germany
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya*	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia

Metal	Name	Country
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT JusTindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT REFINED BANGKA TIN*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Timah (Persero), Tbk*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	Dowa*	Japan
Tin	ISHIKAWA METAL CO.,LTD.	Japan
Tin	Koki Products Co.,Ltd	Japan
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Minsur*	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	Dae Kil Metal Co., Ltd	South Korea
Tin	Hanbaek nonferrous metals	South Korea
Tin	Jau Janq Enterprise Co. Ltd.	Taiwan
Tin	REDSUN METAL IND. CO.,LTD.	Taiwan
Tin	Rui Da Hung	Taiwan
Tin	Fuji Metal Mining Corp.	Thailand
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thaisarco*	Thailand
Tin	Alpha*	United States
Tin	Metallic Resources Inc	United States
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Metal	Name	Country
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Sincemat Co, Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Degutea	South Korea
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd*	Vietnam

Conflict minerals processed in these facilities are believed to have originated from the following countries:

Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Democratic Republic of the Congo, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kenya, Laos, Luxemburg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of the Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Uganda, United Kingdom, United States of America, Vietnam, Zambia, Zimbabwe

* Smelters and Refiners Designated as conflict-free by the CFSI